[BEARD MILLER COMPANY LLP LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors
Roma Financial Corporation


         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2006 on the consolidated financial statements of Roma Financial Corporation as of December 31, 2005 and 2004 and for each of the years in the three-year period ending December 31, 2005 included in the Registration Statement Form S-1 (Registration Number 333-132415) of Roma Financial Corporation filed on March 14, 2006.



/s/ Beard Miller Company LLP




Pine Brook, New Jersey
July 28, 2006